Exhibit 32.1

Certifications of

Principal Executive Officer and Acting Chief Financial Officer

Pursuant to 18 U.S.C. Section 350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

We, William J. Volz, President and Principal Executive Officer, and Kimiko Milheim, Chief Financial Officer, of LOGIC Devices Incorporated (the Company), do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on our knowledge:

1.

the Quarterly Report on Form 10-Q of the Company, to which this certification is attached as an exhibit (the Report), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 4, 2009	/s/ William J. Volz
William J. Volz President and Principal Executive Officer
Date: February 4, 2009	/s/ Kimiko Milheim
Kimiko Milheim Chief Financial Officer and Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 has been provided to LOGIC Devices Incorporated and will be retained by LOGIC Devices Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.